EXHIBIT 16

                    [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Members of the Commission:

     We have read and agree with the comments in Item 4 of Form 8-K of Patapsco Bancorp, Inc., dated January 2, 2004.


                                        /s/ Anderson Associates, LLP

January 9, 2004
Baltimore, Maryland